UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): October 7, 2009

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)

(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On October 7, 2009, the Company entered into a Securities Purchase Agreement, or the Purchase Agreement, with the purchasers identified on the signature pages thereto, or the Purchasers.  Pursuant to the Purchase Agreement, we have agreed to issue and sell an aggregate of 3,500,000 shares of the Company’s common stock at a price per share of $1.27 per share.

The closing of the sale of the Company’s common stock occurred on October 13, 2009.  The shares of the Company’s common stock issued pursuant to the Purchase Agreement have been registered on a registration statement on Form S-3 (File No. 333-155265).

In addition, the Company has agreed to refrain from selling any of its securities during the 15 day period following the closing date.

Except for Enable Growth Partners LP, which participated in our direct registered offering in September 2009, prior to the offering described above, no material relationship existed between the Company and the Purchasers.

The foregoing description is qualified in its entirety by reference to the text of the Purchase Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

The Company’s press release, dated October 8, 2009, announcing the pricing of the offering described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01  Other Events

On October 6, 2009, Repros Therapeutics, Inc. issued a press release titled “Repros Reports Androxal® Restores Normal Sperm Counts While Increasing Testosterone Levels in Hypogonadal Men” a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description

5.1*	Opinion of Winstead PC

10.1*	Securities Purchase Agreement dated October 7, 2009, among Repros Therapeutics Inc. and the purchasers identified on the signature pages thereto

99.1*	Press Release dated October 8, 2009

99.2*	Press Release dated October 6, 2009

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: October 14, 2009	By:	/s/ Joseph S. Podolski
Joseph S. Podolski
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

5.1*	Opinion of Winstead PC

10.1*	Securities Purchase Agreement dated October 7, 2009, among Repros Therapeutics Inc. and the purchasers identified on the signature pages thereto

99.1*	Press Release dated October 8, 2009

99.2*	Press Release dated October 6, 2009

*	Filed herewith.